UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

PRAXIS PRECISION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.

99 High Street, 30th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

(617) 300-8460

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 3, 2024, Praxis Precision Medicines, Inc. (the “Company”) published a corporate presentation announcing topline results from its EMBOLD Study. The presentation is available in the “Investors + Media” portion of the Company's website at investors.praxismedicines.com and a copy is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On September 3, 2024, the Company announced topline results from the EMBOLD study evaluating relutrigine (PRAX-562) in SCN2A and SCN8A developmental and epileptic encephalopathy (DEE) patients.

EMBOLD is a multicenter, double-blind, placebo-controlled, intervention-period-masked, randomized study, followed by open-label extension (OLE), which enrolled eligible male and female participants aged 2-18 years with a diagnosis of early onset SCN2A-DEE or SCN8A-DEE. Sixteen patients were randomized (1:1) to receive relutrigine QD for 16 weeks, or relutrigine QD for 12 weeks and matching placebo QD for 4 weeks, administered orally or via gastrostomy/jejunostomy tube (G/J-tube). Fifteen patients were determined to be eligible for efficacy assessments. Dose adjustment was permitted to a maximum of 1.0 mg/kg/day and a minimum of 0.25 mg/kg/day. Thirteen patients enrolled in the OLE.

Summary of EMBOLD results

Relutrigine was generally safe and well tolerated by patients during the EMBOLD study. Seven patients increased the daily dose from 0.5 to 1 mg/kg/day during the double-blind period of the study. No patient required dose reduction. The most common adverse events (AE) were infections, vomiting, pyrexia, somnolence and constipation in patients receiving relutrigine. No patients discontinued due to an AE.

Patients on relutrigine observed a placebo-adjusted reduction of 46% in countable motor seizures (log-transformed). Change in Global Impression of Improvement, assessed by the caregiver and clinician at week 16 for patients on relutrigine, showed an improvement (caregiver, clinician) in disruptive behavior (29%, 23%), communication (43%, 31%), seizure severity and intensity (71%, 62%) and alertness (57%, 69%).

Eight patients have completed at least one 28-day period in the long-term extension of EMBOLD with a median reduction in motor seizures of 75%. Five patients achieved a 28-day seizure free status while receiving relutrigine, compared to none on placebo.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the clinical development of relutrigine, including with respect to the EMBOLD and related long-term extension study, and the potential benefits of relutrigine to treat patients aged 2-18 years with a diagnosis of early onset SCN2A-DEE or SCN8A-DEE. The forward-looking statements included in this Current Report on Form 8-K are subject to a number of risks, uncertainties and assumptions, including, without limitation, uncertainties inherent in clinical trials, the expected timing of submission for regulatory approval or review by governmental authorities and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other filings with the Securities and Exchange Commission. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report on Form 8-K. As a result, you are cautioned not to rely on these forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	EMBOLD Corporate Presentation

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: September 3, 2024	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer